Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Paul A. Colichman, Chief Executive Officer of Here Media Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1. the Company’s quarterly report on Form 10-Q for the period ended September 30, 2009 (the “Report”), and to which this certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.
In Witness Whereof, the undersigned has set his hand hereto as of the 13th day of November 2009.

/s/ PAUL A. COLICHMAN
Paul A. Colichman
Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report. A signed original of this written statement required by Section 906 has been provided to Here Media Inc. and will be retained by Here Media Inc. and furnished to the Securities and Exchange Commission or its staff upon request.